                          INDEPENDENT AUDITORS' CONSENT

               We consent to the use of our report dated January 4, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 2000-1 (Registration Statement No. 333-91017), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
January 4, 2000